Exhibit 10.1
SECOND AMENDMENT
TO THE
WOLVERINE WORLD WIDE, INC.
409A SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    This is an Amendment made this 29th day of April, 2024, by Wolverine World Wide, Inc. ("Wolverine").

W I T N E S S E T H :

    WHEREAS, Wolverine adopted the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan ("plan") effective as of December 11, 2008; and

    WHEREAS, Wolverine wishes to clarify and document the interpretation of existing plan terms and to align provisions of the plan with existing employment agreement language without changing the calculation or amount of plan benefits or the time and form of any benefit payment; and

    WHEREAS, Section 11.1 empowers Wolverine to amend the plan;

    NOW, THEREFORE, Wolverine amends the plan, and any applicable participation agreement to the extent necessary or required to effectuate this amendment, effective as of June 1, 2024, as follows:

1.Section 6.1 is amended to read as follows:

Subject to Article 10, a Participant will forfeit all benefits under this Plan if the Participant’s employment terminates for Cause or the Participant’s employment terminates while an investigation is ongoing to determine whether the Participant should be discharged and the Administrator determines that the Participant would have been discharged for Cause but for the Participant’s resignation.

2.To clarify where the term “Employer” means “Company”, which related entities are being referenced, and that the term “Board of Directors” as used in the plan means the Board of the Directors of Wolverine World Wide, Inc. ("Company”), Section 8.2 of the plan is replaced as follows:

8.2    Employer or Company Action.

An action required to be taken by the Employer or Company (or successor thereto) shall be taken by the Board of Directors of the Company (“Board”) unless the Board has delegated the power or responsibility to one or more Persons identified by its resolution. References to the Company’s “affiliate” or “its subsidiaries” shall include any corporation, trade, or business which is treated as a single employer with the Company under Code Sections 414(b) or 414(c).

3.To avoid ambiguity regarding the interpretation of “Cause” under applicable employment agreement language and this plan, Section 10.2(a) is replaced with the following:

(a) Cause. "Cause" means any of the following: (i) Any intentional act of fraud, embezzlement, theft or breach of fiduciary duty with respect to the Company or its subsidiaries; (ii) Participant’s (A) intentional act of dishonesty or misrepresentation with respect to the Company or its subsidiaries; or (B) gross negligence or willful misconduct in the performance of his duties to the Company (other than any such failure resulting from Participant’s Disability, or Participant’s resignation for Good Reason), in each of the foregoing clauses (A) and (B) above which is material to the Company; (iii) Material failure or refusal to follow any reasonable directive of the Board, consistent with the terms of this Agreement; (iv) Participant’s material (A) breach of any noncompetition, nonsolicitation, confidentiality or other covenant with the Company or its subsidiaries under the Participant’s employment agreement; (B) breach of any material written policy of the Company, a copy of which such material written policy has been made available to Participant; or (C) breach of Participant’s employment agreement with the Company; or (v)Participant’s conviction of or indictment for or entering of a guilty plea or plea of no contest or nolo contendere with respect to any felony or any crime involving an act of moral turpitude.

Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until the Company provides Participant with a notice from the Board specifying the grounds for a Termination for Cause (and providing an opportunity to cure the conduct if such conduct is curable within ten (10) days), and a copy of a resolution adopted by an affirmative vote of not less than a majority of the independent directors of the Board at a meeting of the Board called and held for the purpose (after notice to Participant and an opportunity for Participant, with counsel, to be heard before the Board), finding that in the good faith opinion of the majority of the independent directors of the Board that Executive has been guilty of conduct set forth above, setting forth the particulars in detail. A determination of Cause by the Board shall not be binding upon or entitled to deference by any finder of fact in the event of a dispute, it being the intent of the parties that such finder of fact shall make an independent determination of whether the termination was for “Cause” as defined above. No act or failure to act on the part of Participant shall be considered “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that Participant’s action(s) or omission(s) was in the best interests of the Company.

        Except as herein amended, the Employer ratifies the plan.

        IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by a proper officer on the day and year first above written.

WOLVERINE WORLD WIDE, INC.

/s/ David Latchana
Name: David Latchana Title: Chief Legal Officer & Corporate Secretary
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